CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2008 Annual Report to Shareholders, which is incorporated by reference in Checkpoint Systems Inc.'s Annual Report on Form 10-K for the year ended
December 28, 2008. We also consent to the incorporation by reference of our report dated February 26,
2009 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers, LLP
Philadelphia, Pennsylvania
July 14, 2009